Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of M/I Homes, Inc. and subsidiaries and the effectiveness of M/I Homes, Inc. and subsidiaries' internal control over financial reporting dated February 27, 2012, appearing in the Annual Report on Form 10-K of M/I Homes, Inc. and subsidiaries for the year ended December 31, 2011.
/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Columbus, Ohio
December 4, 2012